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EXHIBIT 23.1


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
[DALE MATHESON           Partnership of:           Robert J Burkart, Inc.     James F Carr-Hilton, Ltd.
[CARR-HILTON LABONTE     Alvin F Dale, Ltd.        Peter J Donaldson, Inc.    R.J. LaBonte, Ltd.
-------------------      Robert J Matheson, Inc.   Fraser G Ross, Ltd.
[CHARTERED ACCOUNTANTS LOGO]
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August 13, 2004


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth St. N.W.
Washington,  D.C.  20549


Re:   Azzoro, Inc. - Form SB-2 Registration Statement


Dear Sirs:

As Independent Chartered Accountants, we hereby consent to the inclusion or incorporation by reference in this Form SB-2 Registration Statement dated August 13, 2004, of the following:

- Our report to the Board of Directors and Stockholders of Azzoro, Inc. dated August 13, 2004 on the financial statements of the Company as at March 31, 2004 and for the period from January 15, 2004 to (inception) to March 31, 2004.


Yours truly,

"Dale Matheson Carr-Hilton LaBonte"


DALE MATHESON CARR-HILTON LABONTE
Chartered Accountants











 A MEMBER OF MMGI INTERNATIONAL, A WORLDWIDE NETWORK OF INDEPENDENT ACCOUNTANTS
                             AND BUSINESS ADVISORS


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Vancouver Offices:  Suite 1700-1140 West Pender Street, Vancouver, B.C., Canada V6E 4G1  Tel: 604 687 4747  Fax: 604 687 4216
                    Suite 610-938 Howe Street, Vancouver, B.C., Canada V6Z 1N9           Tel: 604 682 2778  Fax: 604 689 2778
Surrey Office       Suite 303-7337 -137th Street, Surrey, B.C., Canada V3W 1A4           Tel: 604 572 4586  Fax: 604 572 4587
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